AMENDMENT TO SERVICE AGREEMENT


The Service Agreement dated November 15, 1999 by and among Allianz Life Insurance Company of North America and Van Kampen Asset Management, Inc. is hereby amended by deleting the existing Schedule Two and inserting in lieu thereof the following:

                                  SCHEDULE TWO
                                  ------------
                                LIST OF CONTRACTS
               (1st revised edition - effective February 1, 2000)


1. USAllianz Alterity, Form No. L30800.
2. USAIlianz Rewards*, Form No. L40236

*THIS CONTRACT WILL NOT BECOME EFFECTIVE UNTIL IT BECOMES SEC EFFECTIVE.

IN WITNESS WHEREOF, the parties have caused their duly authorized officer's to execute this amendment to the participation agreement as of February 1, 2000.


                                         ALLIANZ LIFE INSURANCE COMPANY
VAN KAMPEN ASSET MANAGEMENT, INC.        OF NORTH AMERICA

BY: /S/ STEPHEN L. BOYD                  BY: /S/ MICHAEL T. WESTERMEYER
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NAME:   STEPHEN L. BOYD                  NAME:   MICHAEL T. WESTERMEYER
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TITLE:  EXECUTIVE VICE PRESIDENT         TITLE:  VICE PRESIDENT CORPORATE
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                                                 LEGAL OFFICER AND SECRETARY